UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Bent Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

(617) 995-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d) On June 6, 2013, following the 2013 annual meeting of stockholders and upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of Idenix Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) increased the size of the Board from seven members to eight and elected Charles Rowland to the Board. Mr. Rowland will also serve as a member of the Audit Committee of the Board. Mr. Rowland is currently vice president and chief financial officer of ViroPharma Incorporated, an international biotechnology company dedicated to novel solutions for physician specialists to address unmet medical needs of patients living with diseases that have few clinical therapeutic options.

Mr. Rowland will be entitled to cash and equity compensation for his services on the Board in accordance with the Company’s director compensation policies, as described under the heading “Director Compensation” in the proxy statement for our 2013 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 26, 2013.

On June 10, 2013, the Company issued a press release announcing the election of Mr. Rowland to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated June 10, 2013, issued by Idenix Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: June 10, 2013	By:	/s/Maria Stahl
Maria Stahl
Senior Vice President and General Counsel